Exhibit 99.1

ZIOPHARM Announces Third Quarter Financial Results and Updates Key Development Activities

BOSTON, MA – October 22, 2013 – ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP) today announced financial results for the third quarter ended September 30, 2013, and provided an update on the Company’s key development activities.

“Together with channel partner Intrexon Corporation, ZIOPHARM has begun to elucidate the broad scope of our gene expression and cellular control technologies within cancer treatment,” said Jonathan Lewis, M.D., Ph.D., Chief Executive Officer of ZIOPHARM. “The coming quarters will be marked by rapid progress in and toward the clinic, with the launch of a Phase 1/2 study of our lead program, Ad-RTS IL-12, in glioma, Phase 2 data readouts from this program in melanoma and breast cancer, and multiple IND’s for new technologies. In total, these technologies and advancements place ZIOPHARM at the forefront of development in a potentially transformative new area of therapy, synthetic biology treatment of cancer.”

Recent Corporate Highlights

The Company recently announced preclinical data from four preclinical studies demonstrating the versatility of the novel gene expression and control technologies used to develop ZIOPHARM’s synthetic biology pipeline in oncology. The data presentations were based on studies conducted jointly between ZIOPHARM and Intrexon as part of an Exclusive Channel Collaboration to research, develop and commercialize novel in vivo DNA- and cell-based oncology therapeutics using different approaches, regulated by Intrexon’s proprietary RheoSwitch Therapeutic System® (RTS®) platform. The results highlight the controlled local expression of IL-12 as an immunotherapeutic treatment of glioma; the regulated expression of three immunomodulatory proteins from a single RTS® regulated multigenic construct; the ability to build simplified, high-affinity, high-specificity, single chain versions of widely used antibodies for use in multi-effector gene systems; and the use of RTS® in human mesenchymal stem cells (hMSCs), which may be used as a potential cellular vehicle delivery system. The data were presented at the 2013 AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics in October.

Ad-RTS IL-12, the Company’s lead drug candidate, is currently being tested in two Phase 2 studies, the first for the treatment of advanced melanoma, and the second in combination with other therapies for the treatment of advanced breast cancer. ZIOPHARM expects to launch a Phase 1/2 study of the Company’s IL-12 therapeutic candidates in glioma in the first half of 2014, in addition to filing multiple Investigational New Drug applications for other new technologies in 2014 and 2015.

Third Quarter 2013 Financial Results

•	Net loss for the third quarter of 2013 was $16.7 million, or $(0.20) per share, compared to a net loss of $17.8 million, or $(0.23) per share, for the third quarter of 2012. Included in the loss for the third quarter of 2013 was a non-cash expense of $7.4 million compared to a non-cash gain of $3.9 million for the third quarter of 2012. The non-cash expense is related to the change in the fair value of the Company’s outstanding liability-classified warrants.

•	Research and development expenses were $6.2 million for the third quarter of 2013 compared to $16.2 million for the third quarter of 2012. The decrease of $10.0 million in research and development expenses is primarily attributable to reduced development of our small molecule drugs and a reduction in employees resulting from the Company’s restructuring put into effect during the second quarter of 2013.

•	General and administrative expenses were $3.1 million for the third quarter of 2013 compared to $5.7 million for the third quarter of 2012. The decrease of $2.6 million in general and administrative expenses is primarily related to a reduction in employees resulting from the Company’s restructuring.

•	The Company ended the third quarter with cash and cash equivalents of approximately $23.6 million and expects its existing cash resources to support operations into the first quarter of 2014.

About ZIOPHARM Oncology, Inc.:

ZIOPHARM Oncology is a Boston, Massachusetts-based biotechnology company employing novel gene expression and control technology to deliver DNA for the treatment of cancer. ZIOPHARM’s technology platform employs Intrexon Corporation’s RheoSwitch Therapeutic System® to turn on and off, and precisely modulate, gene expression at the cancer site in order to improve the therapeutic index. This technology is currently being evaluated in Phase 2 clinical studies of the immune system cytokine interleukin-12 for the treatment of breast cancer and advanced melanoma. Multiple new Investigational New Drug applications for new targets using similar technology are expected in 2014 and 2015. ZIOPHARM is also developing novel small molecules as potential cancer therapeutics.

Forward-Looking Safe Harbor Statement:

This press release contains certain forward-looking information about ZIOPHARM Oncology, Inc. that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our ability to successfully develop and commercialize our therapeutic products; our ability to expand our long-term business opportunities; financial projections and estimates and their underlying assumptions; and future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether Ad-RTS-IL-12, palifosfamide, darinaparsin, indibulin, or any of our other therapeutic products will advance further in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether Ad-RTS-IL-12, palifosfamide, darinaparsin, indibulin, and our other therapeutic products will be successfully marketed if approved; whether any of our other therapeutic product discovery and development efforts will be successful; our ability to achieve the results contemplated by our collaboration agreements; the strength and enforceability of our intellectual property rights; competition from other pharmaceutical and biotechnology companies; the development of, and our ability to take advantage of, the market for our therapeutic products; our ability to raise additional capital to fund our operations on terms acceptable to us; general economic conditions; and the other risk factors contained in our periodic and interim SEC reports filed from time to time with the Securities and Exchange Commission, including but not limited to, our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Trademarks

RheoSwitch Therapeutic System® (RTS®) is a registered trademark of Intrexon Corporation.

ZIOPHARM Oncology, Inc.

Condensed Statements of Operations

(in thousands except share and per share data)

(unaudited)

	Three Months Ended
	September 30,
	2013	2012
Revenue	$200	$200

Operating expenses:
Research and development	6,247	16,215
General and administrative	3,068	5,712

Total operating expenses	9,315	21,927

Loss from operations	(9,115)	(21,727)

Other income (expense), net	(191)	(42)
Change in fair value of warrants	(7,407)	3,945

Net loss	$(16,713)	$(17,824)

Basic and diluted net loss per share	$(0.20)	$(0.23)

Weighted average common shares outstanding used to compute basic and diluted net loss per share	83,161,927	78,670,222

ZIOPHARM Oncology, Inc.

Balance Sheet Data

(in thousands)

(unaudited)

	September 30,	December 31,
	2013	2012
Cash and cash equivalents	23,631	73,306
Working capital	13,913	61,412
Total assets	29,478	83,404
Total stockholders’ equity	3,631	48,445

Contact:

For ZIOPHARM:

David Pitts

Argot Partners

212-600-1902

David@argotpartners.com

Media Contacts:

David Schull or Lena Evans

Russo Partners, LLC

858-717-2310

212-845-4262

David.schull@russopartnersllc.com

lena.evans@russopartnersllc.com